UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2006

SAMSONITE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23214	36-3511556
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

11200 East 45th Avenue Denver, Colorado		80239-3018
(Address of principal executive offices)		(Zip Code)

(303) 373-2000
Registrant’s telephone number, including area code:

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Amendment to a Material Definitive Agreement

On February 2, 2005, Samsonite Corporation (“Samsonite”) filed an 8-K related to a Shareholders’ Agreement between Samsonite, Samsonite Japan Co., Ltd. (“Samsonite Japan”) and ESY Management LPS Investment Limited Partnership (“ESY”), an unrelated third party, entered into for the purpose of forming a joint venture in Japan.   The joint venture was formed to market, distribute and sell specified products bearing brand names owned by Samsonite. Under the Agreement, Samsonite owned 67% and ESY owned  33% of  Samsonite Japan, which served as the joint venture vehicle.

On March 20, 2006, Samsonite purchased the 33% minority interest in the joint venture from ESY for approximately $500,000 and the joint venture agreement was terminated.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Samsonite Corporation

	By:	/s/ RICHARD H. WILEY
Name: Richard H. Wiley
Title: Chief Financial Officer, Treasurer and Secretary

Date: March 22, 2006